Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Meritage Corporation:

We consent to the use of our report dated February 6, 2002, with respect to the consolidated balance sheets of Meritage Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which appears in the December 31, 2001 annual report on Form 10-K of Meritage Corporation, incorporated herein by reference.

                                        /s/ KPMG LLP

Phoenix, Arizona
July 3, 2002